                                  June 20, 2005

NeoGenomics, Inc.
12701 Commonwealth Drive, Suite 9
Fort Myers, Florida 33913

Ladies and Gentlemen:

        We have acted as your counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and
Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 2,249,825 shares (the "Shares") of common stock, par value
$0.001 per share, of NeoGenomics, Inc., a Nevada corporation (the "Company").

        You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company's articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion we have assumed the genuineness of signatures on the documents we have examined, the conformity to authentic original documents of all documents submitted to us as copies, and have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions

        This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law, including applicable provisions of the Nevada
Constitution and reported judicial decisions interpreting those laws. We express no opinion as to the laws of any other state, the federal law of the United
States, or the effect of any applicable federal or state securities laws.

        Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the provisions of the NeoGenomics, Inc. 2003 Equity Incentive
Plan as described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration
Statement. In giving our consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations under such act.

                                                Very truly yours,

                                                /s/ Burton, Bartlett & Glogovac
                                                Burton, Bartlett & Glogovac